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                                                                    EXHIBIT 16.1

December 28, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

World Access, Inc.

We have read Item 4 of World Access, Inc.'s Form 8-K dated December 28, 1998 and are in agreement with the statements contained in paragraph 4(a) therein.

Yours very truly,

/s/ PricewaterhouseCoopers LLP